Exhibit 99.1

TREMISIS ENERGY ACQUISITION CORPORATION II ANNOUNCES THAT IT IS UNABLE TO COMPLETE ACQUISITION

Seoul, Korea, November 27, 2009.  Tremisis Energy Acquisition Corporation II (TGY; TGY.WS; TGY.U) announced today that it will not be able to complete its proposed acquisition of the stock of Asiana IDT, Inc., a Korean company. Consequently, its corporate existence will terminate on December 6, 2009, upon which it will liquidate and distribute to the holders of shares issued in its initial public offering their pro-rata portion of the funds held in its trust account established for the benefit of such stockholders, which will be approximately $7.95 per share.  Its warrants will expire with no value.

Tremisis Energy Acquisition Corporation II

Tremisis II is a special purpose acquisition company, launched in July 2007 and that closed an initial public offering raising $76,000,000 of gross proceeds in December 2007. Tremisis II was formed for the purpose of acquiring, or acquiring control of, through a merger, capital stock exchange, asset acquisition, stock purchase, reorganization or similar business combination, one or more businesses or assets.  It currently has no operating businesses.

Safe Harbor

This press release includes “forward-looking statements” within the meaning of the safe harbor provisions of the United States Private Securities Litigation Reform Act of 1995. Actual results may differ from expectations, estimates and projections and, consequently, you should not rely on these forward looking statements as predictions of future events. Words such as “expect,” “estimate,” “project,” “budget,” “forecast,” “anticipate,” “intend,” “plan,” “may,” “will,” “could,” “should,” “believes,” “predicts,” “potential,” “continue,” and similar expressions are intended to identify such forward-looking statements. These forward-looking statements involve significant risks and uncertainties that could cause the actual results to differ materially from the expected results.

CONTACTS:

Tremisis Energy Acquisition Corporation II

David Yoo
Capital Express Co., Ltd. (NY)
+1-917-388-6151
davidyoo@sfinvest.co.kr
  or

Rosa Kim
Capital Express Co., Ltd. (Seoul)
+82-10-3838-6354